Exhibit 10.5

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is entered into as of April 4, 2024, by and between COVE Funding, LP, a Delaware limited partnership (“Lender”), and Auto Parts 4Less Group, Inc., a Nevada corporation (“Borrower”).

RECITALS

WHEREAS, Borrower has, over the past several months, been attempting to reorganize its balance sheet, in an effort to attract needed new capital investment; and

WHEREAS, Borrower has achieved significant progress in its balance sheet reorganization efforts and, as a result thereof, has been able to secure the commitment of an investor, contingent upon Lender’s entering into this Agreement; and

WHEREAS, Lender is the holder of a total of a substantial amount of debt of Borrower embodied by the promissory notes and certain shares of common stock of Borrower described in Exhibit A attached hereto and made a part hereof (collectively, the “Subject Debt”); and

WHEREAS, Borrower has requested that Lender delay its right to convert any of the promissory notes comprising the Subject Debt into shares of Borrower’s common stock (the “Standstill”); and

WHEREAS, Lender has agreed, subject to the terms, amendments, conditions and understandings expressed in this Agreement, to grant the Standstill.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Recitals. Lender and Borrower each acknowledge and agree that the recitals set forth above in this Agreement are true and accurate and are hereby incorporated into, and made a part of, this Agreement.

2.            Standstill. Notwithstanding the terms of the promissory notes comprising the Subject Debt, Lender hereby agrees that its right to convert all or any portion of the promissory notes comprising the Subject Debt shall be suspended on the date of this Agreement and shall terminate on December 31, 2024 (the “Standstill Period”); provided, however, that, should Borrow (i) fail to obtain $350,000 in new capital, in the form of debt, equity or a combination thereof (the “New Capital Amount”), on or before the date that is 60 days from the date of this Agreement or (ii) shall fail, within 3 business days of the execution date of this Agreement, to obtain substantially identical standstills from all other noteholders of the Company other than RB Capital Partners Inc. and up to $350,000 in total debt from other noteholders, then the Standstill Period shall terminate, this Agreement shall terminate and the parties shall be returned to their statuses quo ante.

3.            Standstill Consideration. In consideration of Lender’s entering into this Agreement and agreeing to the Standstill, Borrow undertakes and agrees to seek to obtain the New Capital Amount and to pursue an uplisting of its common stock onto either the NASDAQ or NYSE stock exchanges, with all diligence and in good faith.

4.            Representations and Warranties. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)          Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder.

(b)          There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Agreement which would or could materially and adversely affect the understanding of Lender expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(c)          Except as expressly set forth in this Agreement, Borrower acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the promissory notes comprising the Subject Debt.

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(d)          Borrower is not aware of any defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the promissory notes comprising the Subject Debt. Borrower hereby acknowledges and agrees that the execution of this Agreement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

5.            Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with its agreeing to the Standstill.

6.            Ratification of the Subject Debt. The Subject Debt, as embodied in the promissory notes described in Exhibit A, shall be and remains in full force and effect in accordance with the respective terms of such promissory notes, and is hereby ratified and confirmed in all respects. Borrower acknowledges that it is unconditionally obligated to pay the remaining balance of the Subject Debt and represents that such obligation is not subject to any defenses, rights of offset or counterclaims. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Lender under the promissory notes comprising the Subject Debt, as in effect prior to the date hereof.

7.            No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees, except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

8.            Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (1) personally served, (2) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (3) delivered by reputable air courier service with charges prepaid, or (4) transmitted by hand delivery, telegram, email, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (A) upon hand delivery or delivery by email or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (B) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to Borrower, to:	Auto Parts 4Less Group, Inc.
106 W. Mayflower
Las Vegas, Nevada 89030
Attention: CEO
E-mail: chris@ap4less.com

If to Lender:	COVE Funding, LP
55 Water Street, 50th Floor
New York, New York 10004
Attention: Abe Burger
E-mail: aburger@pmfus.com

9.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts located in the State of Florida or in the federal courts located in the State of Florida. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable

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statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

10.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

11.          Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BORROWER:	LENDER:

AUTO PARTS 4LESS GROUP, INC.	COVE FUNDING, LP

By: /s/ Christopher Davenport	By: /s/ Abe Burger
Christopher Davenport	Abe Burger
Chief Executive Officer	Managing Member

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EXHIBIT A

Description of Subject Debt

1.	Promissory Note dated May 5, 2023, $176,000 principal amount.

2.	Promissory Note dated July 17, 2023, $127,500 principal amount.

3.	Promissory Note dated September 7, 2023, $127,500 principal amount.

4.	6,842,479 shares of common stock issued as Penalty Shares under a Promissory Note dated June 13, 2023, $127,500 principal amount, the Penalty Shares not being eligible for sale until the expiration of the Standstill Period.

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